Exhibit 99.1

WaveDancer Releases Third Quarter 2022 Results

Recent Commercial Partnership for Maverix Platform Supports Potential for Future Growth

FAIRFAX, VA, November 21, 2022 – WaveDancer (NASDAQ: WAVD), reported its results for the third quarter ended September 30, 2022, which was characterized by an increased emphasis on professional services that generate higher gross margin for the company, as well as continued investment in the Company’s move to become a leading provider of blockchain software as it signed its first commercial customer.

WaveDancer CEO Jamie Benoit commented, “After developing a blockchain solution for a United States government supply chain, in 2022 we invested significant time and financial resources toward the development of a new and vastly improved platform suitable for deployment at scale into commercial and government environments. While sales efforts were slowed while we completed development work on our new Maverix platform, we believe that investment can pay off as we are working with our first commercial customer and are in advanced discussions with others. We remain optimistic that we have established a foundation for future growth.”

Benoit added, “In our professional services business we continued our shift toward professional services that generate higher gross margin for the company. Part of this transition is a decreased emphasis on sales of low-margin third-party software, which led to a decline in our consolidated revenue compared with the prior year period. In addition, the prior year quarter benefited from a significant amount of higher-margin overtime work as our engineers worked to meet key milestones associated with a software modernization project.”

Mr. Benoit concluded, “Our recently announced commercial agreement is an important step toward validating the potential of our Maverix platform in the marketplace. Our predecessor platform has been stress-tested in critical use cases by the US Government, providing us with an excellent technical foundation to bring a new and formidable commercial product to the market.”

Third Quarter 2022 Key Financial Items (all comparisons to prior year period unless otherwise noted)

●	Total revenues decreased to $2.3 million, compared with $4.3 million.
●	Professional fees decreased to $2.1 million, down from $2.8 million.
●	Gross profit decreased to $0.48 million, compared with $0.98 million.
●	Gross margin declined to 20.9% from 22.8%; higher-margin professional fees accounted for 91.7% of revenues.
●	Net loss of $(4.7) million, including a goodwill impairment charge of $2.3 million, compared with net loss of $(0.1) million.
●	Adjusted EBITDA[1] of $(1.5) million, compared with $0.1 million

Nine Months 2022 Key Financial Items (all comparisons to prior year period unless otherwise noted)

●	Total revenues decreased to $9.6 million, compared with $12.5 million.
●	Professional fees decreased to $7.0 million, down from $8.6 million.
●	Gross margin for our Tellenger business unit improved to 25.8% compared with 23.7%; higher-margin professional fees accounted for 71.3% of revenues.
●	Net loss of $(8.3) million, including a goodwill impairment charge of $2.3 million, compared with net income of $0.2 million.
●	Adjusted EBITDA of $(4.6) million, compared with $0.9 million.

About WaveDancer

WaveDancer (www.wavedancer.com), headquartered in Fairfax, Virginia, is a provider of zero trust software solutions, specializing in secure blockchain supply chain management (SCM), asset tracking and security. Our technologies are deployed and being used to help organizations manage very complex supply chain challenges. Initially developed to secure a complex international supply chain for a global U.S. Government (USG) national security organization, the technology has matured to address multiple operational capabilities. Customers are using the WaveDancer platform to gain unprecedented levels of accountability, auditability, and predictability from their data, while giving insights to their partners and suppliers through a controlled, distributed ledger that is immutable and can be trusted by all parties. The sophisticated blockchain technology is now available to the entirety of the USG through GovCloud.

Additional information for investors

This release may contain forward-looking statements regarding the Company's business, customer prospects, or other factors that may affect future earnings or financial results. Such statements involve risks and uncertainties which could cause actual results to vary materially from those expressed in the forward-looking statements. Investors should read and understand the risk factors detailed in the Company's 10-K for the fiscal year ended December 31, 2021 and in other filings with the Securities and Exchange Commission.

For additional information contact:

Jeremy Hellman, CFA

Vice President

The Equity Group

(212) 836-9626

jhellman@equityny.com

1 Please see non-GAAP reconciliation on page 6

WAVEDANCER, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME
Unaudited

	Three Months Ended September 30,
	2022	2021
Revenues
Professional fees	$2,114,012	$2,798,105
Software sales	192,367	1,501,820
Total revenues	2,306,379	4,299,925

Cost of revenues
Cost of professional fees	1,724,040	1,832,812
Cost of software sales	100,717	1,488,238
Total cost of revenues, excluding depreciation and amortization	1,824,757	3,321,050

Gross profit	481,622	978,875

Selling, general and administrative expenses	2,926,243	1,023,897
Acquisition costs	38,617	39,245
Goodwill impairment	2,254,624	-

(Loss) income from operations	(4,737,862)	(84,267)

Other income (expense):
Interest expense	(20,437)	(15,055)
Other income (expense), net	3,188	3,795

(Loss) income before provision for income taxes	(4,755,111)	(95,527)

Income tax benefit	54,592	-

Net (loss) income	$(4,700,519)	$(95,527)

Comprehensive (loss) income	$(4,700,519)	$(95,527)

Basic (loss)/earnings per share	$(0.26)	$(0.01)
Diluted (loss)/earnings per share	$(0.26)	$(0.01)

Weighted average common shares outstanding
Basic	18,382,131	12,596,126
Diluted	18,382,131	12,596,126

WAVEDANCER, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME

Unaudited

	Nine Months Ended September 30,
	2022	2021
Revenues
Professional fees	$7,025,396	$8,565,639
Software sales	2,593,877	3,885,828
Total revenues	9,619,273	12,451,467

Cost of revenues
Cost of professional fees	5,401,666	5,698,407
Cost of software sales	2,430,139	3,798,607
Total cost of revenues, excluding depreciation and amortization	7,831,805	9,497,014

Gross profit	1,787,468	2,954,453

Selling, general and administrative expenses	8,880,973	2,523,340
Acquisition costs	829,478	192,530
Change in fair value of contingent consideration	(930,000)	-
Goodwill Impairment	2,254,624	-

(Loss) income from operations	(9,247,607)	238,583

Other income (expense):
Interest expense	(59,574)	(31,738)
Other income (expense), net	3,977	11,600

(Loss) income before provision for income taxes	(9,303,204)	218,445

Income tax benefit	998,936	-

Net (loss) income	$(8,304,268)	$218,445

Comprehensive (loss) income	$(8,304,268)	$218,445

Basic (loss)/earnings per share	$(0.47)	$0.02
Diluted (loss)/earnings per share	$(0.47)	$0.02

Weighted average common shares outstanding
Basic	17,688,528	11,957,878
Diluted	17,688,528	12,584,914

WAVEDANCER, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	Unaudited September 30, 2022	December 31, 2021
ASSETS
Current assets
Cash and cash equivalents	$1,521,651	$4,931,302
Accounts receivable	1,532,174	1,664,862
Prepaid expenses and other current assets	302,443	276,990
Total current assets	3,356,268	6,873,154

Intangible assets, net of accumulated amortization of $1,250,711 and $201,032	6,999,289	8,048,968
Goodwill	5,330,645	7,585,269
Right-of-use operating lease asset	536,455	672,896
Property and equipment, net of accumulated depreciation and amortization of $381,473 and $347,886	305,729	105,256
Other assets	79,305	77,100
Total assets	$16,607,691	$23,362,643

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$227,560	$650,499
Accrued payroll and related liabilities	701,652	524,055
Commissions payable	225,096	224,250
Other accrued liabilities	680,269	204,080
Contract liabilities	37,686	186,835
Operating lease liability- current	203,342	192,128
Total current liabilities	2,075,605	1,981,847

Operating lease liability - non-current	353,486	507,120
Deferred income taxes	154,252	1,167,504
Other liabilities	1,394,467	2,265,000
Total liabilities	3,977,810	5,921,471

Stockholders' equity
Common stock at $0.001 par value; 100,000,000 shares authorized, 20,808,654 and 18,882,313 shares issued, 19,135,603 and 17,239,697 shares outstanding, as of September 30,2022 and December 31, 2021, respectively	20,809	18,882
Additional paid-in capital	35,315,514	31,789,464
Accumulated deficit	(21,741,231)	(13,436,963)
Treasury stock, 1,673,051 and 1,642,616 shares at cost, as of September 30, 2022 and December 31, 2021, respectively	(965,211)	(930,211)
Total stockholders' equity	12,629,881	17,441,172
Total liabilities and stockholders' equity	$16,607,691	$23,362,643

Non-GAAP Financial Measures

In assessing the performance of our business, management utilizes a variety of financial and performance measures. The key measure is Adjusted EBITDA, a non-GAAP financial measure. We define Adjusted EBITDA as net income (loss) plus depreciation and amortization expense, net interest expense (income), and taxes, as further adjusted to eliminate the impact of, when applicable, expenses that are unusual or non-recurring that we believe do not reflect our core operating results. and non-cash stock-based compensation. We believe that Adjusted EBITDA is meaningful to our investors to enhance their understanding of our financial performance for the current period and our ability to generate cash flows from operations that are available for taxes, capital expenditures and debt service. We understand that Adjusted EBITDA is frequently used by securities analysts, investors and other interested parties as a measure of financial performance and to compare our performance with the performance of other companies that report Adjusted EBITDA. Our calculation of Adjusted EBITDA, however, may not be comparable to similarly titled measures reported by other companies. When assessing our operating performance, investors and others should not consider this data in isolation or as a substitute for net income (loss) calculated in accordance with GAAP. Further, the results presented by Adjusted EBITDA cannot be achieved without incurring the costs that the measure excludes. A reconciliation of net income (loss) to Adjusted EBITDA, the most comparable GAAP measure, is provided below.

Reconciliation of Net (loss) income to Adjusted EBITDA (Unaudited)

	Three months ended		Nine months ended
(in thousands)	September 30,		September 30,
	2022	2021	2022	2021
Net (loss) income	$(4,701)	$(96)	$(8,304)	$218
Adjustments:
Interest expense (income), net	17	11	56	20
Income taxes	(55)	-	(999)	-
Depreciation	7	11	34	23
Amortization	350	44	1,050	88
EBITDA	(4,382)	(30)	(8,163)	349
Goodwill impairment	2,255	-	2,255	-
Non-cash stock-based compensation	614	81	1,456	220
Acquisition Costs	39	39	829	193
Change in FV of earnout	-		(930)	-
Post-employment agreement	-	36	-	107
Adjusted EBITDA	$(1,474)	$126	$(4,553)	$869

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